Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-44376) and S-8 (333-125115, 333-125234, 333-90307, 333-108123 and 333-115741) of Mercantile Bankshares Corporation of our report dated March 10, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 10, 2006